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                                                                  Exhibit 99.1


                                FOURTH AMENDMENT
                                       to
                 RIGHTS AGREEMENT DATED AS OF NOVEMBER 25, 1986
                 ----------------------------------------------

          THIRD AMENDMENT (the "Amendment") dated as of March 14, 1996 to the Rights Agreement dated as of November 25, 1986, as amended (the "Rights Agreement"), between Bird Corporation (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent").

                                   WITNESSETH:

                WHEREAS, the Company intends to enter into an Agreement and Plan of Merger dated as of March 15, 1996 (the "Merger Agreement") with CertainTeed Corporation, a Delaware corporation ("CertainTeed"), and BI Expansion Corporation, a Massachusetts corporation ("Acquisition Sub") and a wholly owned subsidiary of CertainTeed, pursuant to which (i) Acquisition Sub will merge with and into the Company, which will thereby become a wholly owned subsidiary of CertainTeed, and (ii) the Company's shareholders (other than shareholders who perfect appraisal rights) will be entitled to receive the consideration provided in the Merger Agreement;

                WHEREAS, the Company has determined that this Amendment shall not adversely affect the interests of the holders of the Rights Certificates;

                WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 26 thereof and this Amendment;

                WHEREAS, it is contemplated that this Amendment be executed by the Company and the Rights Agent before the Company enters into the Merger Agreement;

                NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:

                1. The Rights Agreement is hereby amended by adding the following new section after Section 32 thereof:

                      "Section 33. CERTAINTEED MERGER. Notwithstanding anything to the contrary herein, neither CertainTeed Corporation, a Delaware corporation ("CertainTeed"), nor BI Expansion Corporation, a Massachusetts corporation ("Acquisition Sub"), shall be








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          considered an Acquiring Person under this Agreement and no Stock
          Acquisition Date, Triggering Event or Distribution Date has occurred or will occur, in any such case as a result of the approval, execution or delivery of, or consummation of the transactions set forth in the Agreement and Plan of Merger dated as of March 15, 1996 by and among the Company, CertainTeed and Acquisition Sub; PROVIDED, HOWEVER, that in the event that CertainTeed or Acquisition Sub or any affiliate of CertainTeed becomes the Beneficial Owner of any shares of Common Stock otherwise than pursuant to such Merger Agreement the provisions of this sentence (other than this proviso) shall not be applicable to such shares of Common Stock which CertainTeed or Acquisition Sub or any affiliate of CertainTeed so otherwise became the Beneficial Owner."

                2. Exhibit A to the Rights Agreement is hereby amended by adding ", as amended" after "dated as of November 25, 1986" in the sixth line of thereof.

                3. Exhibit B to the Rights Agreement is hereby amended by adding the following paragraph before the last paragraph thereof:

                      "Notwithstanding anything to the contrary in the Rights Agreement, neither CertainTeed Corporation, a Delaware corporation ("CertainTeed"), nor BI Expansion Corporation, a Massachusetts corporation ("Acquisition Sub"), will be considered an Acquiring Person under the Rights Agreement Agreement and no Stock Acquisition Date, Triggering Event or Distribution Date has occurred or will occur, in any such case as a result of the approval, execution or delivery of the Agreement and Plan of Merger dated as of March 15, 1996 by and among the Company, CertainTeed and Acquisition Sub; PROVIDED, HOWEVER, that in the event that CertainTeed or Acquisition Sub or any affiliate of CertainTeed becomes the Beneficial Owner of any shares of Common Stock otherwise than pursuant to such Merger Agreement the provisions of this sentence (other than this proviso) shall not be applicable to such shares of Common Stock which CertainTeed or Acquisition Sub or any affiliate of CertainTeed so otherwise became the Beneficial Owner."


                4. Exhibit B to the Rights Agreement is hereby amended by deleting the last paragraph thereof and replacing it











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with the following:

                      "A copy of the Rights Agreement and each of the amendments thereof have been filed with the Securities and Exchange Commission. A copy of the Rights Agreement and each of the amendments thereof are available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended, which is hereby incorporated herein by reference."

                5. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended to the date hereof.

                6. This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely with such Commonwealth.

                7. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first written above.





                                         BIRD CORPORATION


                                         By:   /s/ Joseph D. Vecchiolla
                                               -------------------------------
                                               Name:  Joseph D. Vecchiolla
                                               Title: Chairman


                                         AMERICAN STOCK TRANSFER & TRUST COMPANY


                                         By:   /s/ Herbert J. Lemmer
                                               -------------------------------
                                               Name:  Herbert J. Lemmer
                                               Title: Vice President